Exhibit 99.1

GRUBHUB REPORTS RECORD third QUARTER RESULTS

Grubhub generates 52% revenue growth in the third quarter

CHICAGO, Oct. 25, 2018 – Grubhub Inc. (NYSE: GRUB), the nation’s leading online and mobile food-ordering and delivery marketplace, today announced financial results for the third quarter ended Sept. 30, 2018. The Company posted revenues of $247 million, which is a 52% year-over-year increase from $163 million in the third quarter of 2017. Gross Food Sales grew 40% year-over-year to $1.2 billion, up from $867 million in the year ago period.

“We added more organic new diners this quarter than ever before, helping drive the highest organic DAG growth we’ve seen in a year and a half. Better restaurant selection, a more intelligent diner platform, and more strategic marketing continue to bring more high quality diners to Grubhub,” said Matt Maloney, Grubhub’s founder and chief executive officer. “With solid traction in new diner acquisition over multiple quarters and increased coverage across the country from our delivery expansion, we are in prime position to invest incrementally in advertising and accelerate online ordering adoption.”

Third Quarter 2018 Highlights

The following results reflect the financial performance and key operating metrics of our business for the three months ended Sept. 30, 2018, as compared to the same period in 2017.

Third Quarter Financial Highlights

•	Revenues: $247.2 million, a 52% year-over-year increase from $163.1 million in the third quarter of 2017.
•	Net Income: $22.7 million, or $0.24 per diluted share, a 75% year-over-year increase from $13.0 million, or $0.15 per diluted share, in the third quarter of 2017.
•	Non-GAAP Adjusted EBITDA: $60.1 million, a 41% year-over-year increase from $42.7 million in the third quarter of 2017.
•	Non-GAAP Net Income: $42.2 million, or $0.45 per diluted share, a 72% year-over-year increase from $24.5 million, or $0.28 per diluted share, in the third quarter of 2017.

Third Quarter Key Business Metrics Highlights (excludes LevelUp impact in 2018)

•	Active Diners were 16.4 million, a 67% year-over-year increase from 9.8 million Active Diners in the third quarter of 2017.
•	Daily Average Grubs (DAGs) were 416,000, a 37% year-over-year increase from 304,500 DAGs in the third quarter of 2017.
•	Gross Food Sales were $1.2 billion, a 40% year-over-year increase from $867 million in the third quarter of 2017.

"We are excited to invest behind the diner and order momentum of the last several quarters.  We have significant opportunity to accelerate diner growth by broadening delivery coverage areas and increasing marketing spend," said Adam DeWitt, Grubhub’s president and chief financial officer. "As a result, we are opportunistically investing an incremental $20–$30 million in marketing and delivery expansion in the fourth quarter, taking our total 2018 investment in growth to substantially more than $200 million.  The 200 total delivery markets we will launch in 2018 plus accelerated diner growth put us in a great position to capture takeout orders as they move online."

Fourth Quarter 2018 Guidance

Based on information available as of Oct. 25, 2018, the Company is providing the following financial guidance for the fourth quarter of 2018. This guidance excludes any impact from the potential acquisitions of Tapingo and certain assets of OrderUp, which have not yet closed and are subject to standard closing conditions:

Fourth Quarter 2018
(in millions)
Expected Revenue range	$283 - $293
Expected Adjusted EBITDA range	$40 - $50

Third Quarter 2018 Financial Results Conference Call

Grubhub will webcast a conference call today at 9 a.m. CT to discuss the third quarter 2018 financial results. The webcast can be accessed on the Grubhub Investor Relations website at http://investors.grubhub.com, along with the Company's earnings press release and financial tables. A replay of the webcast will be available at the same website.

About Grubhub

Grubhub (NYSE: GRUB) is the nation’s leading online and mobile food-ordering and delivery marketplace with the largest and most comprehensive network of restaurant partners, as well as the largest diner base. Dedicated to connecting diners with the food they love from their favorite local restaurants, Grubhub strives to elevate food ordering through innovative restaurant technology, easy-to-use platforms and an improved delivery experience. Grubhub is proud to work with more than 95,000 restaurant partners in over 1,700 U.S. cities and London. The Grubhub portfolio of brands includes Grubhub, Seamless, LevelUp, Eat24, AllMenus and MenuPages.

Use of Forward Looking Statements

This press release contains forward-looking statements regarding Grubhub, “the Company’s” or our management's future expectations, beliefs, intentions, goals, strategies, plans and prospects, including the expected benefits to, and financial performance of, Grubhub following the acquisitions of Eat24 and LevelUp and its commercial agreements with Yelp and Yum! Brands. Such statements constitute “forward-looking statements”, which are subject to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve substantial known and unknown risks, uncertainties and assumptions that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the matters set forth in the filings that we make with the Securities and Exchange Commission from time to time, including those set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed on February 28, 2018, which is on file with the SEC and is available on the Investor Relations section of our website at http://investors.grubhub.com. Additional information will be set forth in our Quarterly Report on Form 10-Q that will be filed for the quarter ended September 30, 2018, which should be read in conjunction with these financial results. Please also note that forward-looking statements represent management's beliefs and assumptions only as of the date of this press release. Except as required by law, we disclaim any intention to, and undertake no obligation to, publicly update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Use of Non-GAAP Financial Measures

Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP.

We define Adjusted EBITDA as net income adjusted to exclude acquisition, restructuring and certain legal costs, income taxes, interest income and expense, depreciation and amortization and stock-based compensation expense. Non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders exclude acquisition, restructuring and certain legal costs, amortization of acquired intangible assets, stock-based compensation expense and other nonrecurring items as well as the income tax effects of these non-GAAP adjustments. We use these non-GAAP financial measures as key performance measures because we believe they facilitate operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions, restructuring and certain legal costs, the impact of depreciation and amortization expense on our fixed assets and the impact of stock-based compensation expense. Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders are not measurements of our financial performance under GAAP and should not be considered as an alternative to performance measures derived in accordance with GAAP.

See “Schedule of Non-GAAP Financial Measures Reconciliation” below for a reconciliation of net income to Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders.

Contacts: Dave Zaragoza Corporate Finance & Investor Relations ir@grubhub.com	Katie Norris Press press@grubhub.com

GRUBHUB INC.

STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues	$247,225	$163,059	$719,536	$477,987
Costs and expenses:
Operations and support	111,511	65,352	310,239	187,795
Sales and marketing	49,426	35,138	144,413	105,346
Technology (exclusive of amortization)	21,258	14,292	57,306	41,560
General and administrative	22,195	18,617	58,072	46,627
Depreciation and amortization	20,987	12,613	61,787	33,067
Total costs and expenses	225,377	146,012	631,817	414,395
Income from operations	21,848	17,047	87,719	63,592
Interest (income) expense - net	337	(373)	1,367	(908)
Income before provision for income taxes	21,511	17,420	86,352	64,500
Income tax (benefit) expense	(1,234)	4,432	2,721	19,043
Net income attributable to common stockholders	$22,745	$12,988	$83,631	$45,457
Net income per share attributable to common stockholders:
Basic	$0.25	$0.15	$0.94	$0.53
Diluted	$0.24	$0.15	$0.91	$0.52
Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	90,494	86,449	89,027	86,162
Diluted	93,678	88,543	92,091	87,788

KEY OPERATING METRICS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018(a)	2017	2018(a)	2017
Active Diners (000s)	16,379	9,806	16,379	9,806
Daily Average Grubs	416,000	304,500	425,300	314,200
Gross Food Sales (millions)	$1,214.5	$867.3	$3,679.9	$2,645.1

(a)Excludes the impact of the LevelUp acquisition, which closed on September 13, 2018.

GRUBHUB INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$294,550	$234,090
Short-term investments	16,687	23,605
Accounts receivable, less allowances for doubtful accounts	120,306	87,377
Income tax receivable	14,125	8,593
Prepaid expenses and other current assets	17,024	6,818
Total current assets	462,692	360,483
PROPERTY AND EQUIPMENT:
Property and equipment, net of depreciation and amortization	105,434	71,384
OTHER ASSETS:
Other assets	11,666	6,487
Goodwill	885,350	589,862
Acquired intangible assets, net of amortization	520,867	515,553
Total other assets	1,417,883	1,111,902
TOTAL ASSETS	$1,986,009	$1,543,769
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Restaurant food liability	$122,900	$119,922
Accounts payable	17,184	7,607
Accrued payroll	19,036	13,186
Taxes payable	1,566	3,109
Short-term debt	6,250	3,906
Other accruals	33,186	26,818
Total current liabilities	200,122	174,548
LONG-TERM LIABILITIES:
Deferred taxes, non-current	44,073	74,292
Other accruals	19,683	7,468
Long-term debt	290,073	169,645
Total long-term liabilities	353,829	251,405
STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value	9	9
Accumulated other comprehensive loss	(1,620)	(1,228)
Additional paid-in capital	1,079,165	849,043
Retained earnings	354,504	269,992
Total Stockholders’ Equity	$1,432,058	$1,117,816
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,986,009	$1,543,769

GRUBHUB INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$83,631	$45,457
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	16,189	7,949
Provision for doubtful accounts	741	338
Deferred taxes	2,048	(2,162)
Amortization of intangible assets	45,598	25,118
Stock-based compensation	36,445	23,913
Deferred rent	3,975	130
Amortization of deferred loan costs	588	349
Other	(732)	(823)
Change in assets and liabilities, net of the effects of business acquisitions:
Accounts receivable	(17,969)	(15,903)
Income taxes receivable	(5,533)	3,795
Prepaid expenses and other assets	(15,455)	4,193
Restaurant food liability	1,608	4,591
Accounts payable	5,265	2,965
Accrued payroll	5,311	1,575
Other accruals	3,752	6,351
Net cash provided by operating activities	165,462	107,836
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	(366,856)	(51,859)
Purchases of investments	(47,642)	(145,667)
Proceeds from maturity of investments	54,916	164,733
Capitalized website and development costs	(21,471)	(15,281)
Purchases of property and equipment	(31,984)	(12,549)
Acquisition of other intangible assets	—	(25,147)
Other cash flows from investing activities	38	589
Net cash used in investing activities	(412,999)	(85,181)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the issuance of common stock	200,000	—
Proceeds from borrowings under the Credit Agreement	175,000	—
Repayments of borrowings under the Credit Agreement	(52,344)	—
Proceeds from exercise of stock options	13,010	12,505
Taxes paid related to net settlement of stock-based compensation awards	(28,238)	(7,696)
Payment for debt issuance costs	—	(285)
Net cash provided by financing activities	307,428	4,524
Net change in cash, cash equivalents, and restricted cash	59,891	27,179
Effect of exchange rates on cash, cash equivalents and restricted cash	(406)	709
Cash, cash equivalents, and restricted cash at beginning of year	238,239	242,214
Cash, cash equivalents, and restricted cash at end of the period	$297,724	$270,102
SUPPLEMENTAL DISCLOSURE OF NON-CASH ITEMS
Cash paid for income taxes	$7,508	$16,340

GRUBHUB INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income	$22,745	$12,988	$83,631	$45,457
Income taxes	(1,234)	4,432	2,721	19,043
Interest (income) expense - net	337	(373)	1,367	(908)
Depreciation and amortization	20,987	12,613	61,787	33,067
EBITDA	42,835	29,660	149,506	96,659
Acquisition, restructuring and legal costs	3,024	4,539	5,665	6,443
Stock-based compensation	14,275	8,475	36,445	23,913
Adjusted EBITDA	$60,134	$42,674	$191,616	$127,015

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income	$22,745	$12,988	$83,631	$45,457
Stock-based compensation	14,275	8,475	36,445	23,913
Amortization of acquired intangible assets	10,037	6,455	31,107	16,828
Acquisition, restructuring and legal costs	3,024	4,539	5,665	6,443
Income tax adjustments	(7,854)	(7,936)	(21,160)	(19,770)
Non-GAAP net income	$42,227	$24,521	$135,688	$72,871
Weighted-average diluted shares used to compute net income per share attributable to common stockholders	93,678	88,543	92,091	87,788
Non-GAAP net income per diluted share attributable to common stockholders	$0.45	$0.28	$1.47	$0.83

	Guidance
	Three Months Ended December 31, 2018
	Low	High
	(in millions)
Net income	$4.3	$11.4
Income taxes	1.7	4.6
Interest expense ̶ net	(2.0)	(2.0)
Depreciation and amortization	22.0	22.0
EBITDA	26.0	36.0
Acquisition and restructuring costs	—	—
Stock-based compensation	14.0	14.0
Adjusted EBITDA	$40.0	$50.0